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                                                          Exhibit 5

ALLMERICA FINANCIAL
LIFE INSURANCE             440 Lincoln Street             NO LOAD
AND ANNUITY COMPANY        Worcester, MA 01653            VARIABLE ANNUITY
                                                          APPLICATION



_______________________________________________________________________________
1. OWNER(S) Please print   clearly
First                        MI          Last

_______________________________________________________________________________
Street Address

_______________________________________________________________________________
City                         State       Zip

_______________________________________________________________________________
Social Security/Tax I.D.  Date of Birth/Trust  / /Male
         --  --                                / /Female
_______________________________________________________________________________
Daytime Telephone
( )
_______________________________________________________________________________
Joint Owner First            MI          Last

_______________________________________________________________________________
Social Security/Tax I.D.     Date of Birth     / /Male
        --   --                                / /Female
_______________________________________________________________________________
Daytime Telephone
( )
_______________________________________________________________________________
2. ANNUITANT(S) Please print clearly
First                        MI          Last

_______________________________________________________________________________
Social Security/Tax I.D.     Date of Birth     / /Male
        --   --                                / /Female
_______________________________________________________________________________
Joint Annuitant First        MI          Last

_______________________________________________________________________________
Social Security/Tax I.D.     Date of Birth     / /Male
        --   --                                / / Female

_______________________________________________________________________________
3. BENEFICIARY (If beneficiary is a trust, provide trust date.)

If there are joint owners, the survivor is always primary beneficiary.

_______________________________________________________________________________
Primary Beneficiary                     Relationship to Owner


_______________________________________________________________________________
Primary Beneficiary                     Relationship to Owner

_______________________________________________________________________________
Contingent Beneficiary                  Relationship to Owner

_______________________________________________________________________________
4. TYPE OF PLAN TO BE ISSUED
/ /SEP-IRA*                  / /Roth IRA*
/ /457 Def. Comp.            / /Non-Qual. Def. Comp.
/ /Non-Qualified             / /IRA

* Attach required additional forms.

* Existing Case# (if applicable)______________________________
_______________________________________________________________________________
5. INITIAL PAYMENT ($50,000 minimum)
Initial Payment $ ____________________________________________
                    Make check payable to Allmerica Financial.

If IRA, Roth IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):
/ /Rollover/Conversion     / /Trustee to Trustee Transfer
/ /IRA, Roth IRA or SEP-IRA Payment for Tax Year ________



_______________________________________________________________________________
6. REPLACEMENT

Will the proposed contract replace or change any existing annuity or insurance policy? No Yes

(If yes, list company name and policy number)

______________________________________________________
_______________________________________________________________________________
7. ALLOCATION OF PAYMENTS

_____________ % Allmerica Select International Equity

_____________ % Delaware International Equity Series

_____________ % Fidelity VIP Overseas Portfolio

_____________ % T. Rowe Price International Stock

_____________ % Allmerica Select Aggressive Growth

_____________ % Allmerica Select Capital Appreciation

_____________ % Allmerica Select Value Opportunity

_____________ % Allmerica Select Growth

_____________ % Allmerica Growth

_____________ % Fidelity VIP Growth Portfolio

_____________ % Allmerica Equity Index

_____________ % Allmerica Select Growth and Income

_____________ % Fidelity VIP Equity-Income Portfolio

_____________ % Fidelity VIP II Asset Manager Portfolio

_____________ % Fidelity VIP High Income Portfolio

_____________ % Allmerica Investment Grade Income

_____________ % Allmerica Government Bond

_____________ % Allmerica Money Market

_____________ % Fixed Account
                Guarantee Period Accounts
              ($1,000 minimum per Account)
GPA'S ARE NOT AVAILABLE IN MARYLAND, OREGON AND PENNSYLVANIA.
_____________ % 3 Year

_____________ % 5 Year

_____________ % 6 Year

_____________ % 7 Year

_____________ % 8 Year

_____________ % 9 Year

_____________ % 10 Year
1 0 0
_____________ % (All allocations must total 100%.)
_______________________________________________________________________________
/ /I elect Automatic Account Rebalancing among the above accounts (excluding Fixed and Guarantee Period Accounts) every:

/ /1      / /2       / /3      / /6       / /12 Months

NOT AVAILABLE WITH DOLLAR COST AVERAGING.
_______________________________________________________________________________
8. TELEPHONE TRANSFER

I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper

identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor

its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising

from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ /I/We DO NOT accept this telephone authorization.
_______________________________________________________________________________
9. DOLLAR COST AVERAGING

Please transfer $___________ from (check ONE source account):
                ($100 minimum)
/ /Fixed Account   / /Government Bond    / /Money Market

Every    / /1    / /2   / /3    / /6   / /12 Months
  To: $____________ Allmerica Select International Equity

  $____________ Delaware International Equity Series

  $____________ Fidelity VIP Overseas Portfolio

  $____________ T. Rowe Price International Stock

  $____________ Allmerica Select Aggressive Growth

  $____________ Allmerica Select Capital Appreciation

  $____________ Allmerica Select Value Opportunity

  $____________ Allmerica Select Growth

  $____________ Allmerica Growth

  $____________ Fidelity VIP Growth Portfolio

  $____________ Allmerica Equity Index

  $____________ Allmerica Select Growth and Income

  $____________ Fidelity VIP Equity-Income Portfolio

  $____________ Fidelity VIP II Asset Manager Portfolio

  $____________ Fidelity VIP High Income Portfolio

  $____________ Allmerica Investment Grade Income

  $____________ Allmerica Government Bond

  $____________ Allmerica Money Market

DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE
PERIOD ACCOUNTS IS NOT AVAILABLE.
_______________________________________________________________________________
10. SYSTEMATIC WITHDRAWALS

Please withdraw $___________ starting 15 days after
               ($100 minimum)
issue or ___/___/___, whichever is later, and then
every / /1   / /2   / /3   / /6   / /12 Months
(Systematic withdrawals from the Guarantee Period
Accounts are not available.)

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________

________ % From _______________________
1 0 0
________ % TOTAL

/ /Do Not Withhold Federal Income Taxes

/ /Do Withhold at 10% or _________ (% or $)

/ /I wish to use Electronic Funds Transfer. I authorize the Company to electronically correct any overpayment or erroneous credits made to my account.

A VOIDED CHECK MUST BE ATTACHED.
_______________________________________________________________________________
11. OPTIONAL BILLING REMINDERS

/ /I wish to receive periodic reminders that I can include with future
remittances.    PAYMENT REMINDER REQUEST (FORM SML-1203) MUST BE ATTACHED.

12. REMARKS

_______________________________________________________________________________
NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."

NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY:
"Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing a false, incomplete, or misleading information is guilty of a felony of the third degree."
_______________________________________________________________________________
13. SIGNATURES I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and com-plete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only state-ments which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or SEP-IRA application, I/We have received a Disclosure Buyer's Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS
MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS
AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAS ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE
OPERATION OF WHICH MAY RESULT IN EITHER UPWARD OR DOWNWARD ADJUSTMENT.

_______________________________________________________________________________
Signature of Owner    Signed at (City and State)    Date

/X/___________________________________________________
Signature of Joint Owner
/X/
_______________________________________________________________________________
14. REGISTERED REPRESENTATIVE INFORMATION

Does the contract applied for replace an existing annuity or life insurance
policy? / /Yes   / /No    If yes, attach replacement forms as required. I
CERTIFY THAT (1) THE INFORMATION PROVIDED BY THE OWNER HAS BEEN ACCURATELY RECORDED; (2) A CURRENT PROSPECTUS WAS DELIVERED;(3) NO WRITTEN SALES MATERIALS OTHER THAN THOSE APPROVED BY THE PRINCIPAL OFFICE WERE USED; AND
(4) I HAVE REASONABLE GROUNDS TO BELIEVE THE PURCHASE OF THE CONTRACT APPLIED FOR IS SUITABLE FOR THE OWNER.

Date  Signature of Registered Representative   %  Print Full Name  Code  Agency